Exhibit 5.2

HOMBURGER

Credit Suisse Group AG

Paradeplatz 8

P.O. Box 1

8070 Zurich

Switzerland

March 25, 2009  BOR | HUA

313488 | HUA | 000026.docx

Homburger AG

Weinbergstrasse 56 | 58

CH-8006 Zürich

Postfach 194 | CH-8042 Zürich

Telefon +41 43 222 10 00

Fax +41 43 222 15 00

lawyers@homburger.ch

Credit Suisse Group AG and Credit Suisse – Registration Statement on Form F-3

Ladies and Gentlemen

We have acted as special Swiss counsel to Credit Suisse Group AG (CSG) and Credit Suisse (CS and, together with CSG, the Issuers (which term shall include the Issuing Branch (as defined below) unless the context otherwise requires)), in connection with the issuance of securities by the Issuers, in each case either directly or through any of their branches (the Issuing Branch) under the registration statement on Form F-3 (excluding the documents incorporated by reference therein, the Registration Statement) to be filed under the United States Securities Act of 1933, as amended (the Securities Act), with the U.S. Securities and Exchange Commission (the SEC) on or about March 25, 2009, for the purpose of registering:

(a)        offerings by either Issuer of one or more series of senior or subordinated debt securities (the Debt Securities), or warrants (the Warrants and, together with the Debt Securities, the Securities);

(b)       senior or subordinated guarantees issued by CSG (the CSG Finance Subsidiary Guarantees) in respect of senior or subordinated debt securities, respectively, issued by Credit Suisse Group Finance (Delaware) LLC I or Credit Suisse Group Finance (Guernsey) Limited (such debt securities, collectively, the Guaranteed Debt Securities);

(c)        subordinated guarantees issued by CSG (the CSG Subordinated Guarantees and, together with the CSG Finance Subsidiary Guarantees, the CSG

Guarantees) in respect of (i) trust preferred securities issued by Credit Suisse Group Capital (Delaware) Trust I, Credit Suisse Group Capital (Delaware) Trust II or Credit Suisse Group Capital (Delaware) Trust III, which represent beneficial interests in the relevant issuing trust (such preferred securities, the Trust Preferred Securities), or (ii) company preferred securities issued by Credit Suisse Group Capital (Delaware) LLC I, Credit Suisse Group Capital (Delaware) LLC II, Credit Suisse Group Capital (Delaware) LLC III, Credit Suisse Group Capital (Guernsey) Limited, Credit Suisse Group Capital (Guernsey) IX Limited or Credit Suisse Group Capital (Guernsey) X Limited (such preferred securities, collectively, the Company Preferred Securities);

(d)       for market-making purposes only, (i) existing senior debt securities issued by Credit Suisse (USA) Inc. (the CS USA Debt Securities), and (ii) the subordinated guarantee issued by CSG and the senior guarantee issued by CS, in each case, in respect of the CS USA Debt Securities;

(e)        offerings of Guaranteed Debt Securities;

(f)        offerings of Trust Preferred Securities;

(g)       offerings of Company Preferred Securities; and

(h)       in the case of any of the securities described in clauses (a) through (g) above that are convertible into shares of CSG (Shares), such Shares,

in each case, on the terms and conditions described in the Registration Statement.

As such counsel, we have been requested to render an opinion in connection with certain issues of Swiss law.

I.          Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof as currently applied by the Swiss courts. In the absence of explicit statutory law or established case law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document other than the Documents (as defined below) or any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For the purpose of giving this opinion, we have only examined originals or copies of the following documents (collectively, the Documents):

(a)        a copy of the Registration Statement;

(b)       copies of certain exhibits to the Registration Statement (the Exhibits);

(c)        copies of

(i)         the senior indenture dated as of June 1, 2001, between Credit Suisse (USA), Inc. (formerly known as Credit Suisse First Boston (USA), Inc.) and The Bank of New York Mellon (formerly known as The Bank of New York, as successor to The Chase Manhattan Bank), as trustee;

(ii)        the senior indenture dated as of June 8, 1998, between Credit Suisse (USA), Inc. (as successor to Donaldson, Lufkin & Jenrette, Inc.) and The Bank of New York Mellon (formerly known as The Bank of New York, as successor to The Chase Manhattan Bank), as trustee;

(iii)       the indenture dated as of September 3, 1997, between Credit Suisse (USA), Inc. (as successor to Donaldson, Lufkin & Jenrette, Inc.) and The Bank of New York Mellon (formerly known as The Bank of New York, as successor to The Chase Manhattan Bank), as trustee; and

(iv)       the indenture dated as of October 25, 1995 between Credit Suisse (USA), Inc. (as successor to Donaldson, Lufkin & Jenrette, Inc.) and The Bank of New York Mellon (formerly known as The Bank of New York, as successor to The Chase Manhattan Bank), as trustee (the indentures described in clauses (i) through (iv) above, collectively, the CS USA Base Indentures);

(d)       copies of the four supplemental indentures each dated March 26, 2007 (the CS USA Supplemental Indentures, and together with the CS USA Base Indentures, the CS USA Indentures), each among Credit Suisse (USA), Inc., CSG, CS, and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (The Bank of New York Mellon in its capacity as trustee under the CS USA Indentures is referred to herein as the Trustee);

(e)        certified excerpts from the Register of Commerce of the Canton of Zurich for CSG and CS, each dated as of March 4, 2009 (collectively, the Excerpts);

(f)        a certified copy of (i) the articles of association (Statuten) of CSG in their version as of January 30, 2007, and (i) the articles of association (Statuten) of CS in their version as of April 19, 2006 (collectively, the Articles 2006|2007);

(g)       an electronic copy of (i) the articles of association (Statuten) of CSG in their version as of January 28, 2009, and (ii) the articles of association (Statuten) of CS in their version as of August 26, 2008 (collectively, the Articles);

(h)       an electronic copy of (i) the organizational guidelines and regulations (Organisationsreglement – OGR) of CS as of January 1, 2006, and (ii) the organizational guidelines and regulations of CSG (Organisationsreglement – OGR) as of January 1, 2007 (the Regulations 2006|2007);

(i)         an electronic copy of the Organizational Guidelines and Regulations of Credit Suisse Group AG and Credit Suisse, valid as of March 24, 2009 (the Regulations);

(j)         an electronic copy of the Credit Suisse Directive on Funding Authority in its version of January 14, 2006 (the Funding Directive 2006);

(k)        an electronic copy of the Directive on Funding Authority within CSG and CS, in its version of December 17, 2008 (the Funding Directive); and

(l)         an electronic copy of the CS Policy on Inter-Company Guarantees in its version as of July 1, 2006 (the Policy);

(m)       a copy of an extract from the minutes of the meeting of the board of directors of CSG held on February 14, 2007, such extract containing the resolutions of the board of directors with respect to the subordinated guarantees of CSG relating to the CS USA Debt Securities (the Board Resolutions);

(n)       a copy of the Memorandum of R. Fassbind (the CFO) to the members of the Board of Directors of CSG and CS dated February 14, 2007 (the CFO Memorandum);

(o)       an electronic copy of the approval issued by the CFO dated March 12, 2009 (the CFO Approval);

(p)       an electronic copy of the power of attorney dated March 26, 2007 issued by the CFO and R. Enderli (the CFO Power of Attorney);

(q)       electronic copies of the power of attorney (undated) of the members of the board of directors of CS and of the members of the board of directors of CSG (the Board Power of Attorney, and together with the CFO Power of Attorney, the Power of Attorney 1); and

(r)        an electronic copy of (i) the power of attorney for CS dated January 29, 2009, and (ii) the power of attorney for CSG dated March 12, 2009 (collectively, the Power of Attorney 2).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, our opinion is limited to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

II.         Assumptions

In rendering the opinion below, we have assumed the following:

(a)        all copies (including fax copies and electronic versions) of the documents produced to us conform to the respective original documents and the originals of such documents were executed in the manner and by the individuals appearing on the respective copies;

(b)       all signatures appearing on all original documents or copies thereof which we have examined are genuine;

(c)        all factual information contained in the Documents is, and all material statements given in connection with the Documents are, true and accurate;

(d)       the Registration Statement and the Exhibits will be executed and filed with the SEC in the form reviewed by us, and each Exhibit will, when duly executed by all parties thereto in substantially the form filed as an exhibit to the Registration Statement, be valid, binding and enforceable under the laws of the State of New York or the State of Delaware, as the case may be, by which it is expressed to be governed (except for any subordination provisions that are expressed to be governed by Swiss law);

(e)        (i) the relevant Issuer and the relevant Issuing Branch have the requisite power and authority under the laws of the jurisdiction in which the Issuing Branch is domiciled to act as provided in the relevant documents, (ii) the relevant Issuer is licensed in the jurisdiction in which the Issuing Branch is domiciled to operate the Issuing Branch, (iii) the Issuing Branch (A) effectively conducts banking activities in the jurisdiction in which the Issuing Branch is domiciled with its own infrastructure and staff as its principal business purpose, and (B) constitutes a permanent establishment situated and effectively managed outside Switzerland, and (iv) the Issuing Branch has complied and will comply with all internal guidelines with respect to the issuance of the Securities;

(f)        as a matter of the laws of the jurisdiction in which the Issuing Branch is domiciled, the obligations entered into by the Issuing Branch are automatically those of the relevant Issuer itself;

(g)       as far as any obligation under the CS USA Indentures is required to be performed in any jurisdiction outside of Switzerland, its performance will not be illegal or unenforceable by virtue of the laws of such jurisdiction;

(h)       except as expressly opined upon herein, all representations and warranties contained in the CS USA Indentures are true and accurate;

(i)         each party to the CS USA Indentures other than CS and CSG is duly incorporated and organized and validly existing under the laws of its jurisdiction of incorporation;

(j)         except as expressly opined upon herein with respect to CS and CSG, each party to the CS USA Indentures has performed and will perform all obligations by which it is bound thereunder, and each party to the CS USA Indentures has complied and will comply with all matters of validity and enforceability under any law other than the laws of Switzerland;

(k)        the CS USA Indentures are valid, binding and enforceable under New York law by which the CS USA Indentures are expressed to be governed, and the choice of New York law provided in each CS USA Indenture is valid under the laws of New York;

(l)         all parties entered into the CS USA Indentures for bona fide commercial reasons and at arm’s length terms, and none of the directors or officers of any such party has or had a conflict of interest with such party in respect of the CS USA Indentures that would preclude such director or officer from validly representing (or granting a power of attorney in respect of the documents for) such party;

(m)       none of the documents furnished to us has been amended, supplemented or terminated;

(n)       on and after March 25, 2009, the aggregate nominal amount of securities issued pursuant to the Registration Statement will at no time exceed USD 30 billion in accordance with the CFO Approval (the Size Limitation); provided, however, that the aggregate nominal amount of securities issued pursuant to the Registration Statement may exceed the Size Limitation if at or prior to the issuance of any securities in excess of the Size Limitation, an increase in the Size Limitation greater than or equal to the amount by which such securities exceed the Size Limitation has been duly authorized in accordance with the then applicable mandatory Swiss law and the corporate rules and guidelines;

(o)       the Excerpts, the Articles, the Regulations, the Funding Directive, the CFO Approval, the CFO Memorandum and the Power of Attorney 2 are correct, complete and up-to-date, and each Excerpt accurately reflects the status of the relevant Issuer;

(p)       each of the CFO Approval, the CFO Memorandum and the Power of Attorney 2 has not been rescinded or amended and is in full force and effect;

(q)       as of the date of the CS USA Supplemental Indentures, the Articles 2006|2007, the Regulations 2006|2007, the Funding Directive 2006, the Policy and the Power of Attorney 1 were correct, complete and up-to date and had not been rescinded or amended and were in full force and effect;

(r)                         (i) as of the date of the CS USA Supplemental Indentures, the Board Resolutions had been duly resolved in a meeting duly convened and otherwise in the manner set forth therein and (ii) the Board Resolutions and the decisions reflected therein have not been rescinded or amended and are in full force and effect; and

(s)                       except as expressly opined on herein, all relevant documents are or will be within the capacity and powers of, have been or will be validly authorized, executed and delivered by, and are and will be binding on, each party thereto.

III.       Opinion

Based on the foregoing assumptions and subject to the qualifications set out below, we express the following opinion:

1.                            Each of CSG and CS is a corporation duly incorporated and validly existing under the laws of Switzerland.

2.                            Each of CSG and CS has the corporate power to, and all necessary corporate action has been taken to, execute, deliver and file the Registration Statement.

3.                            In the case of any Debt Security, when (i) the Registration Statement has become effective under the Securities Act, (ii) the indenture relating to such Debt Security has been duly authorized, executed and delivered by each party thereto, (iii) the terms of such Debt Security and of its issuance and sale have been duly established in conformity with the relevant indenture so as not to violate Swiss law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the relevant Issuer, and (iv) such Debt Security has been duly executed and authenticated in accordance with the relevant indenture and issued and sold as contemplated in the Registration Statement, such Debt Security will constitute a valid and binding obligation of CS or CSG, as applicable, enforceable against it in accordance with its terms.

4.                            In the case of any Warrant, when (i) the Registration Statement has become effective under the Securities Act, (ii) the warrant agreement relating to such Warrant has been duly authorized, executed and delivered by each party thereto, (iii) the terms of such Warrant and of its issuance and sale have been duly established in conformity with the relevant warrant agreement so as not to violate Swiss law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Issuer, and (iv) such Warrant has been duly executed and authenticated in accordance with the relevant warrant agreement and issued and sold as contemplated in the Registration Statement, such Warrant will constitute a valid and binding obligation of CS or CSG, as applicable, enforceable against it in accordance with its terms.

5.                            In the case of (a) any Debt Securities, Guaranteed Debt Securities, Trust Preferred Securities and Company Preferred Securities that are convertible into Shares, and (b) any Warrants that entitle the holders thereof to purchase Shares, when any such Share is issued and paid for pursuant to (i) the terms of such Debt Securities, Guaranteed Debt Securities, Trust Preferred Securities, Company Preferred Securities or Warrants, as the case may be, and (ii) the Articles of CSG and Swiss corporate law, such Share will be validly issued, fully paid and non-assessable (i.e., no further contributions in respect thereof will be required to be made to CSG by the holders thereof by reason only of their being such holders).

6.                            In the case of any CSG Finance Subsidiary Guarantee, when (i) the Registration Statement has become effective under the Securities Act, (ii) the indenture relating to the Guaranteed Debt Securities relating to such CSG Finance Subsidiary Guarantee have been duly authorized, executed and delivered by each party thereto, (iii) the terms of such CSG Finance Subsidiary Guarantee and the issuance of the Guaranteed Debt Securities relating thereto have been duly established in conformity with the relevant indenture so as not to violate Swiss law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over CSG, (iv) such CSG Finance Subsidiary Guarantee has been duly executed in accordance with the relevant indenture, and (v) the Guaranteed Debt Securities relating thereto have been duly executed and authenticated in accordance with the relevant indenture and issued and sold as contemplated in the Registration Statement, such CSG Finance Subsidiary Guarantee will constitute a valid and binding obligation of CSG, enforceable against CSG in accordance with its terms.

7.                            In the case of any CSG Subordinated Guarantee, when (i) the Registration Statement has become effective under the Securities Act, (ii) the guarantee agreement relating to such CSG Subordinated Guarantee has been duly authorized, executed and delivered by each party thereto, (iii) the terms of such CSG Subordinated Guarantee and the issuance of the Trust Preferred

Securities or the Company Preferred Securities, as the case may be, relating thereto have been duly established in conformity with the relevant guarantee agreement so as not to violate Swiss law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over CSG, and (iv) the Trust Preferred Securities or the Company Preferred Securities, as the case may be, relating thereto have been duly executed and authenticated in accordance with the relevant trust agreement, amended and restated LLC agreement or articles of incorporation and issued and sold as contemplated in the Registration Statement, such CSG Subordinated Guarantee will constitute a valid and binding obligation of CSG, enforceable against CSG in accordance with its terms.

8.         As far as Swiss law is concerned, each CS USA Supplemental Indenture constitutes valid and binding obligations of CS and CSG, enforceable against CS and CSG in accordance with its terms.

IV.       Qualifications

The above opinion is subject to the following qualifications:

(a)        The lawyers of our firm are members of the Zurich bar and do not hold themselves to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

(b)       This opinion is confined to the Shares, the Securities, the CSG Guarantees and the CS USA Supplemental Indentures. We do not render any opinion on or express any views relating to (i) any other securities or guarantees issued by either Issuer or (ii) any securities or guarantees issued by any entity other than the Issuers (including, without limitation, the Trust Preferred Securities, Company Preferred Securities, the Guaranteed Debt Securities and the CS USA Debt Securities).

(c)        It should further be noted that any certificate, determination, opinion or the like might be held by a Swiss court not to be conclusive if it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error despite any provision in the relevant agreements to the contrary.

(d)       To the extent the terms of any Securities, CSG Guarantees, CS USA Indentures or Exhibits or any other document or security provide for the payment of additional amounts to the extent (Swiss) withholding tax is imposed on any payments under any Securities, CSG Guarantees or Exhibits or any other document or security, such obligation to pay such additional amounts may – if the payments were classified by the Swiss federal tax administration as made by an entity resident or situated in Switzerland for Swiss taxation purposes – violate Article 14 of the Swiss Federal Withholding Tax Act of October 13, 1965, which stipulates that (i) Swiss withholdings tax (Verrechnungssteuer) to be withheld from any payment must be charged to the recipient of the payment, and (ii) contradictory agreements are null and void as to this issue.

(e)        Securities that qualify as “investment fund units” or as a “participation in another collective investment scheme” under the Swiss Federal Act on Collective Investment Schemes (Bundesgesetz über die kollektiven Kapitalanlagen, KAG) (the CISA) may not be publicly offered in Switzerland or to Swiss investors other than to qualified Swiss investors in the meaning of article 10 para. 3 of the CISA.

(f)        Article 1157 of the Swiss Code of Obligations (Schweizerisches Obligationenrecht, OR) (the CO) provides that if bonds are issued directly or indirectly by a public subscription by an issuer domiciled or having a business establishment in Switzerland, the bondholders form a community of creditors by operation of law. The provisions on the community of creditors, notably on the powers and organization of bondholder meetings, are then subject to the provisions of the CO. We believe that these provisions will not apply in cases where (i) the bonds are issued through a foreign branch without the involvement of the Swiss head office, and (ii) the bonds are exclusively placed outside of Switzerland. However, we note that there is no guidance in Swiss doctrine or jurisprudence supporting this view, so that a court (or, in case of the bankruptcy of the Swiss company, the Swiss bankruptcy trustee) may take the view that the Swiss law provisions must nonetheless apply.

(g)       Where we refer to enforceability, we only express an opinion as to enforceability under the rules of procedure applicable in Switzerland. Enforceability of the Exhibits, indentures, warrant agreements, guarantee agreements, Shares, Debt Securities, Warrants, CSG Guarantees and CS USA Indentures may be limited by the applicable bankruptcy, insolvency, reorganization or similar laws or equitable principles of general application (including, but not limited to, the abuse of rights (Rechtsmissbrauch) and the principle of good faith (Grundsatz von Treu und Glauben)), and public policy, as defined in Art. 17-19 of the Swiss Private International Law Act of December 18, 1987, as amended (the Private International Law Act).

Enforcement before the courts of Switzerland will in any event be subject to:

(i)         the nature of the remedies available in the Swiss courts (and nothing in this opinion must be taken as indicating that specific performance (other than for the payment of a sum of money) or injunctive relief would be available as remedies for the enforcement of such obligations); and

(ii)        the acceptance of such courts of jurisdiction and the power of such courts to stay proceedings if concurrent proceedings are being brought elsewhere.

(h)       Claims may become barred under statutes of limitation or prescription, or may be or become subject to available defenses such as set-off, counterclaim, misrepresentation, material error, frustration, overreacting, duress or fraud. Further, limitations may apply with respect to any indemnification and contribution undertakings by any of the Issuers if a court considers any act of the indemnified person as willful or negligent, and an obligation to pay an amount may be unenforceable if the amount is held to constitute an excessive penalty (such as exemplary or punitive damages).

(i)         The enforceability in Switzerland of a foreign judgment rendered against an Issuer is subject to the limitations set forth in (x) the Convention on Jurisdiction and Enforcement of Judgments in Civil and Commercial Matters of September 16, 1988 (the Lugano Convention), (y) such other international treaties under which Switzerland is bound, and (z) the Private International Law Act. In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:

(i)         in case of clauses (y) and (z) above and, in certain exceptional cases, clause (x) above, such foreign court had jurisdiction;

(ii)        such judgment has become final and non-appealable, or, in the case of clause (x) above, has become enforceable at an earlier stage;

(iii)       the court procedures leading to such judgment followed the principles of due process of law, including proper service of process; and

(iv)       such judgment on its merits does not violate Swiss law principles of public policy.

In addition, enforceability of a judgment by a non-Swiss court in Switzerland may be limited if the defendant can demonstrate that it was not effectively served with process.

(j)         The enforcement of a claim or court judgment under Swiss debt collection or bankruptcy proceedings may only be made in Swiss francs and the foreign currency amount must accordingly be converted into Swiss francs at the rate obtained, with respect to the enforcing creditor, on (i) the date of instituting the enforcement proceedings or (ii) the date of the filing for the continuation of the bankruptcy procedure (Fortsetzungsbegehren) and, with respect to non-enforcing creditors, at the rate obtained at the time of the adjudication of bankruptcy (Konkurseröffnung).

(k)        It is doubtful whether a Swiss court would enforce a judgment of any court of the United States or any part thereof predicated solely upon the federal securities laws of the United States.

(l)         A Swiss court may limit or decline to give effect to an indemnity for legal fees or costs incurred.

(m)       Swiss courts do not consider themselves bound by contractual severability provisions or provisions stating that an agreement may only be amended in writing.

(n)       Pursuant to Swiss law, any mandate and any power of attorney, instruction and appointment of an agent may be revoked at any time by the principal, notwithstanding such mandate, authority, instruction or appointment being stated to be irrevocable.

(o)       According to Article 10 of the Private International Law Act and Article 24 of the Lugano Convention, Swiss courts may order preliminary measures even where they do not have jurisdiction over the substance of the matter.

(p)       We express no opinion as to the accuracy or completeness of the information set out in the Registration Statement.

(q)       We express no opinion on the admissibility or validity of, or the procedures relating to, the registration of the offering of Securities, Shares, Guaranteed

Debt Securities, Trust Preferred Securities, Company Preferred Securities, CS USA Debt Securities or the CSG Guarantees with the SEC.

(r)        Further, we express no opinion, as to any banking, tax, commercial, accounting, calculating, auditing or other non-legal matter.

*  *  *

We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name in the prospectus included in the Registration Statement under the heading “Legal Matters”. In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished by us, as special Swiss counsel to CSG and CS, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person.

This opinion shall be governed by and construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction by the District Court of Zurich, Switzerland.

Very sincerely yours

HOMBURGER AG

/s/ Rene Bosch